Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares, par value $0.0000001 per share, of ZKH Group Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 25, 2024.

YSC Investment II (BVI) Ltd.

By:	/s/ Zhijian Peng
Name: Zhijian Peng
Title: Director

Genesis Capital I LP

By:	/s/ Zhijian Peng
Name: Zhijian Peng
Title: Authorized Signatory

Genesis Capital Ltd

By:	/s/ Zhijian Peng
Name: Zhijian Peng
Title: Director

YSC Investment III (BVI) Limited

By:	/s/ Zhijian Peng
Name: Zhijian Peng
Title: Director

Genesis Capital II LP

By:	/s/ Zhijian Peng
Name: Zhijian Peng
Title: Authorized Signatory

Genesis Capital II Ltd

By:	/s/ Zhijian Peng
Name: Zhijian Peng
Title: Director

Yuan Capital Ltd

By:	/s/ Zhijian Peng
Name: Zhijian Peng
Title: Director

Zhijian Peng

By:	/s/ Zhijian Peng